Exhibit 99.1

Amarantus Announces $1M Investment

SAN FRANCISCO, CA – January 27, 2016 – Amarantus BioScience Holdings, Inc. (OTCQX:AMBS), a biotechnology company developing products in Regenerative Medicine, Neurology and Orphan diseases, today announced the closing of a $1M investment from an investor introduced to the Company by International Infusion, LLC. The new investment comes in the form of Series H Convertible Preferred Stock and Warrants on the same terms as previously disclosed. As part of the agreement, the Company’s 2 largest institutional investors have agreed to certain trading restrictions over the course of the next 7 weeks.

Concurrent with this announcement, the Company has entered into an agreement with International Infusion to provide funding of up to $1.5M over the course of the next five weeks to be used solely for the partial repurchase of Convertible Preferred Stock from Company’s 2 largest institutional investors.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (OTCQX:AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of Neurology, Regenerative Medicine and Orphan diseases. The Company has an exclusive worldwide license to intellectual property rights associated with Engineered Skin Substitute (ESS), an autologous full thickness skin replacement product in development for the treatment of adult severe burns, currently preparing to enter Phase 2 clinical studies. In parallel, the Company is evaluating human clinical data from previously conducted studies in pediatric severe burns and Congenital Giant Hairy Nevus to support clinical development expansion into those areas. ESS has achieved Orphan Drug Designation (ODD) in the area of severe burns, and is seeking ODD status for additional serious dermatologic indications. AMBS also has development rights to eltoprazine, a small molecule currently in clinical development for Parkinson's disease levodopa-induced dyskinesia, an orphan disorder, with the potential to expand into adult ADHD and Alzheimer's aggression. AMBS owns the intellectual property rights to a therapeutic protein known as mesencephalic astrocyte-derived neurotrophic factor (MANF) and is developing MANF as a treatment for orphan ophthalmic disorders, initially in retinitis pigmentosa (RP) and retinal artery occlusion (RAO). AMBS also owns the technology platform that led to MANF’s discovery (PhenoGuard™), and which can be used to identify novel neurotrophic factors.

AMBS' Diagnostics division owns the rights to MSPrecise®, a proprietary next-generation DNA sequencing-based test for identifying patients with relapsing-remitting multiple sclerosis at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test®) for Alzheimer's disease, (developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig), and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro).

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Amarantus Investor and Media Contact:

Ascendant Partners, LLC

Fred Sommer

732-410-9810

fred@ascendantpartnersllc.com

Source: Amarantus BioScience Holdings, Inc.

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